SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]

Filed  by  a  Party  other  than  the  Registrant  [_]

Check  the  appropriate  box:

[X] Preliminary Information Statement               [_] Confidential, For Use of
the  Commission  Only
           (As  Permitted  by  Rule  14c-5(d)(2))

[_]  Definitive  Information  Statement



                          WALKER FINANCIAL CORPORATION

                (Name of Registrant as Specified In Its Charter)




Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required

[_]  Fee  computed  on  table  below  per  Exchange Act Rules 14c-5(g) and 0-11.


    (1)  Title  of  each  class  of  securities  to  which  transaction applies:


    (2)  Aggregate  number  of  securities  to  which  transaction  applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4)  Proposed  maximum  aggregate  value  of  transaction:


    (5)  Total  fee  paid:



[_]  Fee  paid  previously  with  preliminary  materials.



[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount  Previously  Paid:


    (2)  Form,  Schedule  or  Registration  Statement  No.:


    (3)  Filing  Party:


    (4)  Date  Filed:

                          WALKER FINANCIAL CORPORATION
                          990 Stewart Avenue, Suite 650
                           Garden City, New York 11530


                                  May ___, 2006

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



Garden  City,  New  York
__________,  2006

     This information statement has been mailed on or about _________, 2006 to the stockholders of record on __________, 2006 (the "Record Date") of Walker Financial Corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of May 23, 2006. The actions to be taken pursuant to the written consent shall be taken on or about ____________, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                        By  Order  of  the  Board  of Directors,

                    /s/  Mitchell  S.  Segal

     Mitchell  S.  Segal
Chief  Executive  Officer

                          WALKER FINANCIAL CORPORATION
                          990 Stewart Avenue, Suite 650
                           Garden City, New York 11530



               TO THE STOCKHOLDERS OF WALKER FINANCIAL CORPORATION

          NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT
   OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS

To  Our  Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated May 22, 2006, in lieu of a special meeting of the stockholders. Such action will be become effective on or about _________________, 2006:


1. Amendment to the Company's Articles of Incorporation, as amended, to lower the par value of its common stock and preferred stock from $0.10 to $0.0001.

OUTSTANDING  SHARES  AND  VOTING  RIGHTS
     As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 13,837,220 shares were issued and outstanding as of the Record Date and 5,000,000 shares of Preferred Stock, of which none are issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May __, 2006 have voted in favor of the foregoing proposals by resolution dated May 23, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on ___________, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

By  Order  of  the  Board  of  Directors,

/s/Mitchell  S.  Segal
Chief  Executive  Officer

Garden  City,  New  York
May  ___,  2006

                                    AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                   TO LOWER THE PAR VALUE OF THE CAPITAL STOCK


On May 23, 2006, stockholders holding a majority of the shares of common entitled to vote approved an amendment to our Certificate of Incorporation, as amended and restated, to decrease the par value of our common stock from $.10 per share to $.0001 per share. As of the record date, our authorized capitalization consisted of 100,000,000 shares of common stock, of which
13,837,220 shares were issued and outstanding as of the record date and 5,000,000 shares of preferred stock, of which none are issued and outstanding as
of  the  record  date.   A  copy  of  the  amendment  to  our  Certificate  of
Incorporation  is  attached  hereto  as  Annex  A.

The proposed reduction in the par value per share of our capital stock is intended to enable us to raise additional capital required to continue and expand our business operations. Delaware law does not permit a corporation to issue stock for a consideration that is below the par value of that entity's capital stock. During the period from April 3, 2006 through May 22, 2006, the closing price of our common stock on the OTC Bulletin has ranged from $0.095 to $0.11. As a result, it may become impossible for us to raise additional funds through the issuance of equity securities in the near future.

In February 2006, we entered into an investment agreement with Dutchess Private Equities Fund, L.P. providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of Common Stock until May 2009. Under the terms of the investment agreement, the purchase price for the shares to be sold will be equal to 93% of the lowest closing bid price of the Common Stock during the five-day period following the date we deliver a notice of our intention to sell shares to Dutchess. At the current market price of our common stock we will not be able to sell any shares of common stock to Dutchess. If we are unable to raise capital through Dutchess or otherwise, it may be necessary to curtail, or cease entirely our plan of operations.

The proposed reduction in par value for the common stock would be effected by a reduction in the capital stock account on our balance sheet and a corresponding increase in the additional paid-in (or surplus) capital account and thus would have no impact on our capital structure. The reduction in par value would not reduce the ownership interests of stockholders, nor would it have any other impact on the rights and privileges of the holders of common stock (other than in the reduction of par value). The reduction in par value per share reduces the amount required to be carried by us as capital, thereby potentially increasing our surplus capital available for dividends and other distributions and for other corporate purposes.

                             ADDITIONAL INFORMATION

We will provide upon request and without charge to each stockholder receiving this Information Statement a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and quarterly report on Form 10-QSB for the quarter ended March 31, 2006, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

By  Order  of  the  Board  of  Directors,

/s/  Mitchell  S.  Segal
------------------------
Chief  Executive  Officer


Garden  City,  New  York
May  ___,  2006

                                                                         ANNEX A


                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          WALKER FINANCIAL CORPORATION


     Walker Financial Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Walker Financial Corporation and the name under which the Corporation was originally incorporated is Walker Cinematography Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 29, 1967.

2. This Amendment to the Certificate of Incorporation as previously amended and restated, further amends the Certificate of Incorporation of the Corporation by amending the introductory paragraph of Article Fourth to decrease the par value of the shares the Corporation is authorized to issue from $0.10 to $0.0001, as follows:

"FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred five million (105,000,000), of which five million (5,000,000) are to be designated preferred stock having a par value of $0.0001 per share and one hundred million (100,000,000) are to be common stock having a par value $0.0001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series, which the Corporation is authorized to issue, are as follows:"

3. The amendment set forth herein was duly adopted by the Board of Directors and by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Walker Financial Corporation has caused this Amendment to the Certificate of Incorporation to be signed by Mitchell S. Segal, its Chief Executive Officer, this ____ day of May 2006.


     Walker  International  Industries,  Inc.

By:  /s/  Mitchell  S.  Segal
     ------------------------
     Mitchell S.  Segal,  Chief  Executive  Officer